Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report date January 16, 2004 (except for Note 5, as to which the date is February 18, 2004) accompanying the consolidated financial statements of WTC Industries, Inc. and Subsidiary as of and for the year ended December 31, 2003 included in this Form 8-K/A. We hereby consent to the incorporation by reference in the Registration Statement of CUNO Incorporated 1996 Stock Incentive Plan, the CUNO Incorporated Non-Employee Directors’ Stock Option Plan and the CUNO Incorporated Savings and Retirement Plan on Form S-8 (No. 333-29763).

/s/McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
October 12, 2004

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